SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHESAPEAKE BIO LABS

                    GABELLI ASSOCIATES LTD
                                 1/09/01          199,550-            4.6000
                                12/21/00            5,000             4.5000
                                12/19/00            2,450             4.5000
                                12/18/00            2,900             4.5000
                                12/15/00            5,000             4.5000
                                12/13/00            3,100             4.5000
                                12/12/00            2,000             4.5000
                    GABELLI ASSOCIATES FUND
                                 1/09/01          210,099-            4.6000
                                12/22/00            1,100             4.5000
                                12/21/00            1,100             4.5000
                                12/20/00            1,595             4.5000
                                12/12/00            3,243             4.5000


          (1) THE TRANSACTIONS ON 1/09/01 WERE IN CONNECTION WITH THE CASH TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.